Exhibit 99.1

Hoku Scientific, Inc. Reports Third Quarter 2006 Results

KAPOLEI, Hawaii – January 19, 2006 – Hoku Scientific, Inc. (NASDAQ: HOKU)

Highlights:

•	Quarterly revenue increases to $1.7 million compared to $75,000 in the year ago period; For nine month period, revenue increases to $4.1 million compared to $175,000 in the year ago period

•	Net income increases to $0.01 per diluted share from a loss of $0.11 per diluted share in the prior year; For the nine month period, net income increases to $0.06 per diluted share from a loss of $0.40 per diluted share in the year ago period

•	Fourth consecutive profitable quarter

•	Hoku successfully completes milestones in contract with Nissan Motor Co., Ltd.

•	Hoku and Sanyo Electric Company, Ltd. enter into new joint testing agreement

•	Hoku and IdaTech LLC begin manufacturing 11 fuel cell systems for the U.S. Navy

Hoku Scientific, Inc. (NASDAQ: HOKU), a designer, developer and manufacturer of membrane electrode assemblies (MEAs) and membranes for proton exchange membrane (PEM) fuel cells, today announced its financial results for its third quarter ended December 31, 2005 and provided a general update on its business. The Company also announced that it has successfully completed all technical milestones in its contract with Nissan, and entered into a new joint testing agreement with Sanyo Electric Co., Ltd. to provide for Sanyo’s testing and integration of the Company’s next generation MEA products at Sanyo’s R&D facility in Japan. Furthermore, the Company conveyed that it successfully completed the remaining milestones in its initial contract with the U.S. Navy and, in coordination with IdaTech LLC, has begun manufacturing eleven fuel cell systems.

Revenue for the quarter ended December 31, 2005, was $1.7 million, compared to $75,000 in the quarter ended December 31, 2004. Revenue for the nine months ended December 31, 2005 was $4.1 million, compared to $175,000 for the same nine months in 2004. Total deferred revenue, which is attributable to contracts with the U.S. Navy and Sanyo Electric Company, Ltd. of $2.1 million and $260,000, respectively, declined to $2.4 million at December 31, 2005 compared to $4.2 million at March 31, 2005 primarily due to the recognition of $4.1 million of deferred revenue during the nine months ended December 31, 2005 related to contracts with Nissan Motor Co., Ltd.

Net income, computed in accordance with GAAP, for the quarter ended December 31, 2005 was $202,000, or $0.01 per diluted share, compared to a net loss, computed in accordance with GAAP, of $650,000, or $0.11 per diluted share for the quarter ended December 31, 2004. Net income, computed in accordance with GAAP, for the nine months ended December 31, 2005 was $836,000, or $0.06 per diluted share, compared to a net loss, computed in accordance with GAAP, of $2.1 million, or $0.40 per diluted share for the same nine months in 2004.

Non-GAAP net income for the quarter ended December 31, 2005 was $447,000, or $0.03 per diluted share, compared to a non-GAAP net loss of $336,000, or $0.06 per diluted share for the quarter ended December 31, 2004. Non-GAAP net income (loss) for the quarters ended December 31, 2005 and 2004 excludes non-cash stock-based compensation of $245,000 and $314,000, respectively. Non-GAAP net income for the nine months ended December 31, 2005 was $1.6 million, or $0.11 per diluted share, compared to a non-GAAP net loss of $1.2 million, or $0.23 per diluted share for the nine months ended December 31, 2004. Non-GAAP net income (loss) for the nine months ended December 31, 2005 and 2004 excludes non-cash stock-based compensation of $773,000 and $898,000, respectively. The accompanying schedules provide a reconciliation of net income (loss) and net income (loss) per share computed on a GAAP basis to net income (loss) and net income (loss) per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We achieved our fourth consecutive profitable quarter, with revenue and profit growth compared to the same period last year. We continue to execute on the contracts we already have in place with an impressive list of customers. We have successfully completed key technical milestones on or ahead of schedule, while also building out our pipeline of potential customers. Recently, we signed a new contract with Sanyo and successfully achieved all technical milestones in our contract with Nissan. We also moved forward with the first option under our contract with the U.S. Navy.”

“During the quarter we installed and tested our new manufacturing equipment making our production line ready for full operations. We also continue to install and test other new manufacturing equipment in an effort to expand our capacity to meet potential future customer demands. We are pleased with the progress of our technology development and the status of our various customer relationships, and remain optimistic about the growth of the fuel cell industry and our competitive position within this growing industry.”

Business Update

•	Nissan Update: In January 2006, Nissan Motor Co., Ltd. verified that the Company successfully achieved the technical milestones in its collaboration agreement with Nissan.

•	U.S. Navy Update: In December 2005 the Company successfully completed the remaining milestones in its initial contract with the U.S. Navy and, in coordination with IdaTech LLC, has begun manufacturing eleven fuel cell systems, ten of which are planned to be field tested by the U.S. Navy over a twelve-month period. The aggregate amount payable to Hoku Scientific under the initial contract was $2.1 million, $1.0 million of which has been paid, and all of which has been classified as deferred revenue as of December 31, 2005. The U.S. Navy has agreed to pay Hoku Scientific an additional $2.5 million for the delivery of the eleven systems and for field service and maintenance services throughout the twelve-month field test period for ten of the systems. In accordance with Hoku Scientific’s revenue recognition policy, all of the payments received under the initial contract and the first option will be classified as deferred revenue on the Company’s balance sheet until it begins the twelve-month field test; thereafter, all of the payments received, plus the additional payments to be made for field service and maintenance, will be recognized incrementally as revenue in monthly installments over the twelve-month field test period beginning when the field test commences for each of the ten fuel cell systems to be placed in service.

•	Sanyo Update: In December 2005, the Company and Sanyo Electric Company, Ltd., entered into a new Material Transfer & Collaborative Testing Agreement to provide for Sanyo’s testing and integration of Hoku Scientific’s next generation MEA products at Sanyo’s R&D facility in Japan. Sanyo will pay Hoku Scientific a fixed fee of $260,000 to collaborate with Sanyo on the testing and fuel cell stack integration work, in addition to paying for the Hoku Membrane and Hoku MEA samples being tested. In accordance with Hoku Scientific’s revenue recognition policy, the fixed fee will be recognized as revenue on a straight-line basis over the duration of the contract.

•	Manufacturing Facility Update: In December 2005, the Company completed the installation and testing of its new manufacturing equipment, all of which is now operational. The Company believes it is now well positioned to fill higher volume orders of Hoku MEA; however, the Company continues to test and install other new manufacturing equipment to increase capacity for potential future customer demands.

Forward Guidance

The Company’s policy is only to provide guidance for the next fiscal quarter. Fluctuations in quarterly revenue are expected to continue in future periods due to uncertainty regarding the level and the timing of revenue from customer contracts and achievement of contract milestones. Based on its current outlook, the Company expects revenue for the fourth quarter ending March 31, 2006 to be in the range of $1.7 to $2.0 million. In addition, the Company expects that it will need to increase its efforts in supporting its new and existing contracts, in developing the Company’s next generation products and in growing its customer base. The result is that the Company expects its costs to increase significantly. Based upon projections, the Company expects net income to be in the range of a loss to break even or slightly profitable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Thursday, January 19, 2006 at 5:00 p.m. (ET) to review its third quarter 2006 results. All interested parties are invited to call-in. To participate, please call (913) 981-5510. A live webcast can also be accessed by going directly to the Company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the Company’s web site until the Company’s next earnings call.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) designs, develops and manufactures fuel cell membranes and membrane electrode assemblies (MEA) for stationary and automotive proton exchange membrane (PEM) fuel cells. For more information visit www.hokuscientific.com.

Hoku, Hoku Membrane, Hoku MEA and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Contacts:

Darryl Nakamoto Chief Financial Officer Hoku Scientific, Inc. (808) 682-7800 ir@hokusci.com	David Pasquale Executive Vice President, Investor Relations The Ruth Group (646) 536-7006 dpasquale@theruthgroup.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s relationship with Nissan; the Company’s relationship with Sanyo; and the

Company’s future performance with respect to its contract with Sanyo; the Company’s expectations regarding the U.S. Navy field trials; the performance of the Company’s Hoku MEA in such trials; the Company’s relationship with the U.S. Navy and IdaTech; the Company’s future performance with respect to the U.S. Navy contract; expectations with respect to the Company’s manufacturing capabilities; the potential size and growth of the fuel cell and MEA markets in general and the Company’s revenues in particular; the Company’s expectations regarding the market acceptance of the Company’s products; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific’s financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net income (loss) and net income (loss) per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, research and development, sales, general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
Service and license revenue	$1,727	$75	$4,166	$175
Cost of service and license revenue(1)	349	3	713	3

Gross margin	1,378	72	3,453	172

Operating expenses:
Selling, general and administrative(1)	983	498	1,972	1,375
Research and development(1)	418	308	1,107	1,186

Total operating expenses	1,401	806	3,079	2,561

Income (loss) from operations	(23)	(734)	374	(2,389)
Interest and other income	196	30	324	68

Income (loss) before income tax benefit	173	(704)	698	(2,321)
Income tax benefit	29	54	138	193

Net income (loss)	$202	$(650)	$836	$(2,128)

Basic net income (loss) per share	$0.01	$(0.11)	$0.07	$(0.40)

Diluted net income (loss) per share	$0.01	$(0.11)	$0.06	$(0.40)

Shares used in computing basic net income (loss) per share	16,326,429	5,664,498	11,912,171	5,287,665

Shares used in computing diluted net income (loss) per share	16,689,548	5,664,498	14,910,593	5,287,665

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$14	$—	$26	$—
Selling, general and administrative	198	248	626	709
Research and development	33	66	121	189

Total	$245	$314	$773	$898

HOKU SCIENTIFIC, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2005 (Unaudited)	March 31, 2005
Assets
Cash and cash equivalents	$472	$2,552
Short-term investments	19,633	1,607
Accounts receivable	1,364	3,572
Inventory	133	61
Costs of uncompleted contracts	1,619	261
Other current assets	413	180

Total current assets	23,634	8,233
Property, plant and equipment, net	6,396	2,218
Other assets	15	331

Total assets	$30,045	$10,782

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	1,045	280
Deferred revenue	2,360	4,244
Current portion of capital lease obligation	8	9
Other current liabilities	78	12

Total current liabilities	3,491	4,545

Long-term portion of capital lease obligation	—	5

Total liabilities	3,491	4,550
Stockholders’ Equity:
Convertible Series A preferred stock, no par value and $0.001 par value as of December 31, 2005 and March 31, 2005, respectively. Authorized no shares and 2,036,768 shares; issued and outstanding no shares and 2,036,658 shares; aggregate liquidation preference of $0 and $1,527,500 as of December 31, 2005 and March 31, 2005, respectively	—	1,495

Convertible Series B preferred stock, no par value and $0.001 as of December 31, 2005 and March 31, 2005, respectively. Authorized no shares and 333,350 shares; issued and outstanding no shares and 333,333 shares; aggregate liquidation preference of $0 and $1,000,000 as of December 31, 2005 and March 31, 2005, respectively	—	1,000

Convertible Series C preferred stock, no par value and $0.001 as of December 31, 2005 and March 31, 2005, respectively. Authorized no shares and 3,550,177 shares; issued and outstanding no shares and 3,549,997; aggregate liquidation preference of $0 and $5,325,000 as of December 31, 2005 and March 31, 2005, respectively	—	5,325

Preferred stock, $0.001 par value and no par value as of December 31, 2005 and March 31, 2005, respectively. Authorized 5,000,000 shares and no shares; no shares issued and outstanding as of December 31, 2005 and March 31, 2005, respectively	—	—

Common stock, $0.001 par value as of December 31, 2005 and March 31, 2005, respectively. Authorized 100,000,000 shares and 18,667,600 as of December 31, 2005 and March 31, 2005, respectively; issued and outstanding 16,335,224 and 6,155,834 shares as of December 31, 2005 and March 31, 2005, respectively	16	6
Additional paid-in capital	32,202	4,959
Accumulated deficit	(5,670)	(6,506)
Accumulated other comprehensive gain (loss)	6	(47)

Total stockholders’ equity	26,554	6,232

Total liabilities and stockholders’ equity	$30,045	$10,782

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Income (Loss) and GAAP Net Income (Loss) per share to Non-GAAP Net Income (Loss)

and Non-GAAP Net Income (Loss) per share

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2005	2004	2005	2004
GAAP net income (loss)	$202	$(650)	$836	$(2,128)
Stock compensation expense	245	314	773	898

Non-GAAP net income (loss)	$447	$(336)	$1,609	$(1,230)

GAAP basic net income (loss) per share	$0.01	$(0.11)	$0.07	$(0.40)
Basic stock compensation expense per share	0.02	0.05	0.07	0.17

Non-GAAP basic net income (loss) per share	$0.03	$(0.06)	$0.14	$(0.23)

GAAP diluted net income (loss) per share	$0.01	$(0.11)	$0.06	$(0.40)
Diluted stock compensation expense per share	0.02	0.05	0.05	0.17

Non-GAAP diluted net income (loss) per share	$0.03	$(0.06)	$0.11	$(0.23)